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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report related to the consolidated balance sheet of Pegasystems Inc. and its subsidiaries as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1999 included in this Annual Report on Form 10-K, into the Company's previously filed registration statements on Form S-8 (File No.'s 333-09305 333-89707 and 333-53746).

                                                         /s/ Arthur Andersen LLP

Boston, Massachusetts
March 30, 2001